Exhibit 5.1

919 Third Avenue New York, NY 10022 212 935 3000 mintz.com

December 26, 2023

Cyclacel Pharmaceuticals, Inc.

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

Ladies and Gentlemen:

We have acted as counsel to Cyclacel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with (i) the issuance of an aggregate of 168,500 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”), (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 219,700 shares of Common Stock, and (iii) up to 219,700 shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-funded Warrant Shares” and, together with the Shares and the Pre-Funded Warrants, the “Securities”). The Securities are being offered and sold pursuant to the Registration Statement on Form S-3, including a base prospectus (File No. 333-274328) (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which became effective on September 13, 2023, as supplemented by the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act (the base prospectus included in the Registration Statement and the prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Act being collectively referred to herein as the “Prospectus”) and a Securities Purchase Agreement, dated as of December 21, 2023, among the Company and the purchasers named therein (the “Purchase Agreement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

In connection with this opinion, we have examined and relied upon: (A) the Registration Statement, (B) the Prospectus, (C) the Company’s Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, (D) the Purchase Agreement and (E) the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on signed documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to the effectiveness thereof (except we have not made such assumption with respect to the Company).

Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Boston      Los Angeles      New York      San Diego      San Francisco      toronto       Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

Based upon the foregoing, and subject to the limitations set forth below, we are of the opinion that (i) the Shares, when sold and issued in accordance with the Purchase Agreement and in the manner contemplated by the Registration Statement and the Prospectus and Prospectus Supplement, will be validly issued, fully paid and nonassessable, (ii) the Pre-Funded Warrants, when duly executed by the Company and delivered to the purchasers thereof against payment therefor as contemplated in the Purchase Agreement, the Registration Statement and the Prospectus and Prospectus Supplement, will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

This letter speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We assume no obligation to revise or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.

Boston       London       Los Angeles       New York       San Diego       San Francisco      Washington

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.